UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2012 (October 20, 2011)

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

On October 24, 2011, BofI Holding, Inc. (the "Company") filed a Current Report on Form 8-K under Item 5.07 to report the results of its Annual Meeting of Shareholders held on October 20, 2011 (the “Annual Meeting”). The Company is filing this amendment to such Form 8-K solely to disclose the Company's decision, in light of the vote at the Annual Meeting, regarding how frequently the Company will include a shareholder advisory (non-binding) vote on the executive compensation of the Company's named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

In accordance with the shareholder voting results at the Annual Meeting, in which "Every Three Years" received the highest number of votes cast on the frequency proposal, and the recommendation of the Board of Directors as set forth in the Proxy Statement for the Annual Meeting, the Board of Directors has determined that future shareholder advisory (non-binding) votes on executive compensation will occur every three years. Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held no later than the Company's 2014 Annual Meeting of Shareholders. SEC regulations state that the Company must hold votes on frequency at least once every six years. Accordingly, the next required shareholder advisory (non-binding) vote regarding the frequency interval is required to be held no later than the Company's 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: March 2, 2012	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer